CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James M. Seneff, Jr., the Chief Executive Officer of CNL Realty Corporation, the corporate general partner of CNL Income Fund XIV, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Annual Report on Form 10-K for the period ending December 31, 2002 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the  information  contained in the Report fairly  presents,  in all material
    respects,   the  financial  condition  and  results  of  operations  of  the
    Partnership.

Date:    March 24, 2003                       /s/ James M. Seneff, Jr.
      ---------------------                  ---------------------------------
                                              Name:  James M. Seneff, Jr.
                                              Title:   Chief Executive Officer